Exhibit 99.1

J. C. PENNEY COMPANY, INC. REPORTS 2012 FISCAL FOURTH QUARTER AND FULL
YEAR RESULTS

PLANO, Texas, Feb. 27, 2013 -- J. C. Penney Company, Inc. (NYSE: JCP) today announced financial results for its fiscal fourth quarter and full year ended February 2, 2013.  For the quarter, jcpenney reported a net loss of $552 million or $2.51 per share.  Excluding restructuring and management transition charges and non-cash primary pension plan expense, the Company’s adjusted net loss for the quarter was $427 million or $1.95 per share.

For the year, jcpenney reported a net loss of $985 million or $4.49 per share.  Excluding markdowns related to the alignment of inventory with the Company’s new strategy, restructuring and management transition charges, non-cash primary pension plan expense and the net gain on the sale or redemption of non-operating assets, the Company’s adjusted net loss for the year was $766 million or $3.49 per share.  A reconciliation of GAAP to non-GAAP financial measures is included in the schedules accompanying the consolidated financial statements included with this release.

Ron Johnson, chief executive officer of jcpenney said, "Sales and customer traffic were below our expectations in 2012, but as we execute our ambitious transformation plan, we are pleased with the great strides we made to improve jcpenney’s cost structure, technology platforms and the overall customer experience.  We have accomplished so much in the last twelve months.  We believe the bold actions taken in 2012 will materially improve the Company’s long-term growth and profitability.”

Johnson continued, “Looking ahead, we are energized by our shop roll out plans for 2013 and the exciting work our teams are undertaking to transform the store.   Combining a new marketing campaign focused on style and value, incredible new brands and updated merchandise, with continued enhancements to the customer experience both in our stores and on jcp.com, we are working towards reconnecting with our core customer while attracting new customers to jcpenney.”

Fourth Quarter Results:
Total sales for the fourth quarter, which included $163 million of sales in the 53rd week, decreased 28.4 percent to $3.884 billion.  Comparable store sales, which exclude the 53rd week, declined 31.7 percent.  Internet sales through jcp.com were $315 million in the fourth quarter, decreasing 34.4 percent from last year.

Gross margin was 23.8 percent of sales, compared to 30.2 percent in the same period last year.  Gross margin was impacted by lower than expected sales and a higher level of clearance merchandise sales related to inventory reductions in 2012.

The Company’s SG&A expenses decreased $134 million compared to last year’s fourth quarter.

The Company incurred a charge of $148 million, or $0.41 per share, in the fourth quarter related to lump-sum settlements from its primary pension plan, elected by participants who have separated from the Company.

Additionally during the quarter, the Company recognized charges totaling approximately $86 million, or $0.24 per share, related to the impairment and write-off of certain store and store-related assets.

For the fourth quarter, the Company incurred $29 million, or $0.08 per share, in restructuring and management transition charges. These charges comprised the following:

•	Store fixtures $18 million, or $0.05 per share;
•	Management transition $5 million, or $0.01 per share;
•	Home office and stores $4 million, or $0.01 per share;
•	Other $2 million, or $0.01 per share.

Operating cash flow in the fourth quarter was $645 million compared to $953 million in last year’s fourth quarter.  Investing cash flow was a use of $229 million compared to a use of $455 million in the same quarter last year.

Fiscal 2012 Results:
Total sales for the fiscal year, which included $163 million of sales in the 53rd week, decreased 24.8 percent to $12.985 billion.  Comparable store sales, which exclude the 53rd week, declined 25.2 percent.  Internet sales through jcp.com were $1.020 billion, decreasing 33.0 percent from last year.

Gross margin was 31.3 percent of sales, compared to 36.0 percent last year.  Gross margin was impacted by lower than expected sales, a higher level of clearance merchandise sales and markdowns taken during the year to clear discontinued inventory in preparation for new product and brands being introduced as part of the transformation.

The Company’s SG&A expenses decreased $603 million compared to last year.

As noted above, the Company incurred a charge of $148 million, or $0.41 per share, related to lump-sum settlements from its primary pension plan, elected by participants who have separated from the Company.

Additionally, the Company realized net gains on the sale or redemption of non-operating assets of $397 million and recognized charges totaling approximately $86 million, or $0.24 per share, related to the impairment and write-off of certain store and store-related assets.

For the year, the Company incurred $298 million, or $0.83 per share, in restructuring and management transition charges. These charges comprised the following:

•  Home office and stores $109 million, or $0.30 per share;
•  Store fixtures $78 million, or $0.22 per share;
•  Management transition $41 million, or $0.12 per share;
•  Software and systems $36 million, or $0.10 per share;
•  Supply chain $19 million, or $0.05 per share;
•  Other $15 million, or $0.04 per share.

Despite the impacts of reduced sales and gross margin and restructuring charges associated with the Company’s transformation throughout 2012, full year operating cash flow was a use of $10 million.  This takes into account the non-cash nature of a number of restructuring charges, the positive impacts of reduced expenses, reduction in inventory levels, specific steps taken to improve overall working capital, including the realignment of vendor payment schedules of $129 million and a one-time deferral of select vendor payments in the fourth quarter of $85 million.  Investing cash flow for the year was a use of $293 million as capital investments of $810 million were partially offset by cash from the sale and redemption of non-operating assets.  The Company reduced its debt by $250 million in 2012 and ended the year with $930 million in cash and cash equivalents.

Spring 2013 Shops Outlook:
During spring 2013, the Company anticipates opening close to 20 shops designated for home products in 505 stores with brand partners such as Michael Graves, Jonathan Adler and Sir Terence Conran, among others.  In addition to transforming the home area, the Company will open nearly 700 Joe FreshTM apparel shops on March 15, 2013 as it transforms nearly 11 million square feet of retail space in the spring.

During the year, the Company anticipates opening 60 Sephora inside jcpenney stores, bringing the total to 446.

Earnings Event Today/Webcast Details:
At 5:00 p.m. ET today, the Company will host a live conference call and streaming video webcast conducted by Chief Executive Officer Ron Johnson and Chief Financial Officer Ken Hannah.  The event will include a formal slide presentation followed by a live question-and-answer session.  The webcast will be available live on the Company's investor relations website at http://ir.jcpenney.com.  Replays of the webcast will be available for up to 90 days after the event.  To access the conference call, please dial (866) 202-4683, or (617) 213-8846 for international callers, and reference 59362622 participant code.

Telephone playback will be available for seven days beginning approximately two hours after the conclusion of the meeting by dialing (888) 286-8010, or (617) 801-6888 for international callers, and referencing 81990309 participant code.

For further information, contact:

Investor Relations: (972) 431.5500
jcpinvestorrelations@jcpenney.com

Public Relations: (972) 431.3400
jcpcorpcomm@jcpenney.com

Corporate Website
ir.jcpenney.com

About jcpenney:
More than a century ago, James Cash Penney founded his company on the principle of the Golden Rule: treat others the way you'd like to be treated - Fair and Square. His legacy continues to this day,

as J. C. Penney Company, Inc. (NYSE: JCP) boldly transforms the retail experience across 1,100 stores and jcp.com to become America's favorite store. Focused on making the customer experience better every day, jcpenney is dreaming up new ways to make customers love shopping again. On every visit, customers will discover great prices every day in a unique Shops environment that features exceptionally curated merchandise, a dynamic presentation and unmatched customer service. For more information, visit us at jcp.com.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, trade restrictions, the impact of changes designed to transform our business, customer acceptance of our new strategies, the impact of cost reduction initiatives, implementation of new systems and platforms, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information and legal and regulatory proceedings.  Please refer to the Company's most recent Form 10-K and subsequent filings for a further discussion of risks and uncertainties. Investors should take such risks into account when making investment decisions. We do not undertake to update these forward-looking statements as of any future date.

#  #  #

J. C. PENNEY COMPANY, INC.
SUMMARY OF OPERATING RESULTS
(Unaudited)
(Amounts in millions except per share data)

	Three months ended (1)				Twelve months ended (1)
	Feb. 2,		Jan. 28,	% Inc.	Feb. 2,		Jan. 28,	% Inc.
	2013		2012	(Dec.)	2013		2012	(Dec.)
STATEMENTS OF OPERATIONS:
Total net sales	$ 3,884		$ 5,425	(28.4)%	$ 12,985		$ 17,260	(24.8)%
Cost of goods sold	2,960		3,788	(21.9)%	8,919		11,042	(19.2)%
Gross margin	924		1,637	(43.6)%	4,066		6,218	(34.6)%
Operating expenses/(income):
Selling, general and administrative (SG&A)	1,209		1,343	(10.0)%	4,506		5,109	(11.8)%
Primary pension plan	176		22	100+%	315		87	100+%
Supplemental pension plans	10		11	(9.1)%	38		34	11.8%
Total pension	186		33	100+%	353		121	100+%
Depreciation and amortization	157		135	16.3%	543		518	4.8%
Real estate and other, net	88		45	95.6%	(324)		21	(100+)%
Restructuring and management transition	29		154	(81.2)%	298		451	(33.9)%
Total operating expenses	1,669		1,710	(2.4)%	5,376		6,220	(13.6)%
Operating income/(loss)	(745)		(73)	(100+)%	(1,310)		(2)	(100+)%
Net interest expense	57		57	0.0%	226		227	(0.4)%
Income/(loss) before income taxes	(802)		(130)	(100+)%	(1,536)		(229)	(100+)%
Income tax expense/(benefit)	(250)		(43)	(100+)%	(551)		(77)	(100+)%
Net income/(loss)	$ (552)		$ (87)	(100+)%	$ (985)		$ (152)	(100+)%

Earnings/(loss) per share - basic and diluted	$ (2.51)		$ (0.41)	(100+)%	$ (4.49)		$ (0.70)	(100+)%

FINANCIAL DATA:
Comparable store sales increase/(decrease)	(31.7)%	(2)	(1.8)%		(25.2)%	(2)	0.2%
Total net sales increase/(decrease)	(28.4)%	(3)	(4.9)%		(24.8)%	(3)	(2.8)%

Ratios as a percentage of sales:
Gross margin	23.8%		30.2%		31.3%		36.0%
SG&A expenses	31.1%		24.8%		34.7%		29.6%
Total operating expenses	43.0%		31.5%		41.4%		36.0%
Operating income/(loss)	(19.2)%		(1.3)%		(10.1)%		(0.0)%
Effective income tax rate	31.2%		33.1%		35.9%		33.6%

COMMON SHARES DATA:
Outstanding shares at end of period	219.3		215.9		219.3		215.9
Weighted average shares outstanding (basic and diluted)	219.5		213.7		219.2		217.4

(1)  Three months ended February 2, 2013 and January 28, 2012 contained 14 weeks and 13 weeks, respectively, and the twelve months ended February 2, 2013 and January 28, 2012 contained  53 and 52 weeks, respectively.

(2)  Comparable store sales are calculated on a 13-week and 52-week basis and include sales from new and relocated stores that have been opened for 12 consecutive full fiscal months and Internet sales.  Stores closed for an extended period are not included in the comparable stores sales calculation, while stores remodeled and minor expansions not requiring store closures remain in the calculation.

(3) Excluding the 53rd week, total net sales decreased 31.4.% and 25.7% for the three months and twelve months ended February 2, 2013, respectively.

SUMMARY BALANCE SHEETS
(Unaudited)
(Amounts in millions)
	Feb. 2,	Jan. 28,
	2013	2012
SUMMARY BALANCE SHEETS:
Current assets
Cash in banks and in transit	$ 121	$ 175
Cash short-term investments	809	1,332
Cash and cash equivalents	930	1,507
Merchandise inventory	2,341	2,916
Income tax receivable	57	168
Deferred income taxes	106	245
Prepaid expenses and other	249	245
Total current assets	3,683	5,081
Property and equipment, net	5,353	5,176
Other assets	745	1,167
Total assets	$ 9,781	$ 11,424

Liabilities and stockholders' equity
Current liabilities
Merchandise accounts payable	$ 1,162	$ 1,022
Other accounts payable and accrued expenses	1,395	1,503
Current maturities of capital leases and note payable	26	1
Current maturities of long-term debt	-	230
Total current liabilities	2,583	2,756
Long-term capital leases and note payable	88	3
Long-term debt	2,868	2,868
Deferred taxes	388	888
Other liabilities	683	899
Total liabilities	6,610	7,414
Stockholders' equity	3,171	4,010
Total liabilities and stockholders' equity	$ 9,781	$ 11,424

SUMMARY STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in millions)

	Three months ended		Twelve months ended
	Feb. 2,	Jan. 28,	Feb. 2,	Jan. 28,
	2013	2012	2013	2012
STATEMENTS OF CASH FLOWS:
Cash flows from operating activities:
Net income/(loss)	$ (552)	$ (87)	$ (985)	$ (152)
Adjustments to reconcile net income/(loss) to net cash
provided by/(used in) operating activities:
Restructuring and management transition	19	84	121	314
Asset impairments and other charges	107	59	117	67
Net gain on sale of operating assets	-	(6)	-	(6)
Net gain on sale or redemption of non-operating assets	-	-	(397)	-
Depreciation and amortization	157	135	543	518
Benefit plans	162	9	272	55
Stock-based compensation	12	13	50	46
Excess tax benefits from stock-based compensation	5	(5)	(12)	(10)
Deferred taxes	(243)	(57)	(467)	(153)
Change in cash from:
Inventory	1,021	1,460	575	297
Prepaid expenses and other assets	36	19	(5)	(67)
Merchandise accounts payable	(246)	(809)	140	(111)
Current income taxes	9	19	117	(15)
Accrued expenses and other	158	119	(79)	37
Net cash provided by/(used in) operating activities	645	953	(10)	820
Cash flows from investing activities:
Capital expenditures	(230)	(165)	(810)	(634)
Proceeds from the sale or redemption of non-operating
assets	1	-	526	-
Acquisition	-	(268)	(9)	(268)
Proceeds from sale of operating assets	-	14	-	15
Cost investment, net	-	(36)	-	(36)
Proceeds from joint venture distribution	-	-	-	53
Net cash provided by/(used in) investing activities	(229)	(455)	(293)	(870)
Cash flows from financing activities:
Payment of long-term debt	-	-	(230)	-
Payment of capital leases and note payable	(7)	-	(20)
Financing costs	-	(5)	(4)	(20)
Stock repurchase program	-	-	-	(900)
Proceeds from issuance of stock warrant	-	-	-	50
Proceeds from stock options exercised	1	6	71	18
Other changes in stockholders' equity	(5)	(34)	(5)	(35)
Dividends paid	-	(43)	(86)	(178)
Net cash provided by/(used in) financing activities	(11)	(76)	(274)	(1,065)
Net increase/(decrease) in cash and cash equivalents	405	422	(577)	(1,115)
Cash and cash equivalents at beginning of period	525	1,085	1,507	2,622
Cash and cash equivalents at end of period	$ 930	$ 1,507	$ 930	$ 1,507

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in millions except per share data)

We define (1) adjusted operating income/(loss) as operating income/(loss) excluding the impact of markdowns related to the alignment of inventory with our new strategy, restructuring and management transition charges, the non-cash impact of the primary pension plan expense and the net gain on sale or redemption of non-operating assets and (2) adjusted net income/(loss) and adjusted earnings/(loss) per share - diluted as net income/(loss) and earnings/(loss) per share - diluted, respectively, excluding the after-tax impacts of markdowns related to the alignment of inventory with our new strategy, restructuring and management transition charges, the non-cash impact of the primary pension plan expense and the net gain on sale or redemption of non-operating assets.  We believe that the presentation of these non-GAAP financial measures is useful in order to better understand our financial performance as well as facilitate the comparison of our results to the results of our peer companies.  It is important to view each of these non-GAAP financial measures in addition to, rather that as a substitute for, the GAAP measures of operating income/(loss), net income/(loss) and earnings/(loss) per share - diluted, respectively.

ADJUSTED OPERATING INCOME/(LOSS), NON-GAAP FINANCIAL MEASURE
The following table reconciles operating income/(loss), the most directly comparable GAAP measure, to adjusted operating income/(loss), a non-GAAP financial measure:

		Three months ended		Twelve months ended
		Feb. 2,	Jan. 28,	Feb. 2,	Jan. 28,
		2013	2012	2013	2012
Operating income/(loss)		$ (745)	$ (73)	$ (1,310)	$ (2)
	As a percent of sales	(19.2)%	(1.3)%	(10.1)%	(0.0)%
Add:	Markdowns - inventory strategy alignment	-	-	155	-
	Restructuring and management transition
	charges	29	154	298	451
	Primary pension plan expense	176	22	315	87
Less:	Net gain on sale or redemption of non-operating
	assets	-	-	(397)	-
Adjusted operating income/(loss) (non-GAAP)		$ (540)	$ 103	$ (939)	$ 536
	As a percent of sales	(13.9)%	1.9%	(7.2)%	3.1%

ADJUSTED NET INCOME/(LOSS) AND ADJUSTED EARNINGS/(LOSS) PER SHARE - DILUTED, NON-GAAP
	FINANCIAL MEASURES
The following table reconciles net income/(loss) and earnings/(loss) per share-diluted, the most directly comparable GAAP measures, to  adjusted net income/(loss) and adjusted earnings/(loss) per share - diluted, non-GAAP financial measures:

		Three months ended		Twelve months ended
		Feb. 2,	Jan. 28,	Feb. 2,	Jan. 28,
		2013	2012	2013	2012
Net income/(loss)		$ (552)	$ (87)	$ (985)	$ (152)
Earnings/(loss) per share - diluted		$ (2.51)	$ (0.41)	$ (4.49)	$ (0.70)

Add:	Markdowns - inventory strategy alignment, net
	of tax of $-, $-, $60 and $-	-	-	95	-
	Restructuring and management transition
	charges, net of tax of $12, $35, $116 and $145	17	119	182	306
	Primary pension plan expense, net of tax of $68,
	$9, $122, $34	108	13	193	53
Less:	Net gain on sale or redemption of non-operating
	assets, net of tax of $-, $-, $146 and $-	-	-	(251)	-

Adjusted net income/loss (non-GAAP)		$ (427)	$ 45	$ (766)	$ 207

Adjusted earnings/(loss) per share - diluted (non-GAAP)		$ (1.95)	$ 0.21	$ (3.49)	$ 0.94

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in millions except per share data)

Free cash flow is a key financial measure of our ability to generate additional cash from operating our business and in evaluating our financial performance. We define free cash flow as cash flow from operating activities, less capital expenditures and dividends paid, plus the proceeds from the sale of operating assets.  Free cash flow is a relevant indicator of our ability to repay maturing debt, revise our dividend policy or fund other uses of capital that we believe will enhance stockholder value. Free cash flow is considered a non-GAAP financial measure under the rules of the SEC. Free cash flow is limited and does not represent remaining cash flow available for discretionary expenditures due to the fact that the measure does not deduct payments required for debt maturities, pay-down of off-balance sheet pension debt, and other obligations or payments made for business acquisitions. Therefore, it is important to view free cash flow in addition to, rather than as a substitute for, our entire statement of cash flows and those measures prepared in accordance with GAAP.

FREE CASH FLOW, NON-GAAP FINANCIAL MEASURE
The following table reconciles cash flow from operating activities, the most directly comparable GAAP measure, to free cash flow, a non-GAAP financial measure:

		Three months ended		Twelve months ended
		Feb. 2,	Jan. 28,	Feb. 2,	Jan. 28,
		2013	2012	2013	2012
Net cash provided by/(used in) operating activities		$ 645	$ 953	$ (10)	$ 820
Add:	Proceeds from sale of operating assets	-	14	-	15
Less:	Capital expenditures	(230)	(165)	(810)	(634)
	Dividends paid	-	(43)	(86)	(178)
Free cash flow (non-GAAP)		$ 415	$ 759	$ (906)	$ 23